SECURITES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A / A

(Amendment No. 2)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

New York Community Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	06-1377322
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

615 Merrick Avenue Westbury, New York	11590
(Address or Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

Securities Act registration statement file number to which this form relates:

333-86682 and 333-100767

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Stock, $0.01 par value	New York Stock Exchange, Inc.

Series A Junior Participating Preferred Stock purchase rights	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

Common Stock

The information relating to the common stock, par value $.01 per share of New York Community Bancorp, Inc. (the “Company”) required by Item 202 of Regulation S-K is incorporated herein by reference to the prospectus on Form 424B5 (No. 333-86682) filed with the SEC on May 8, 2002.

Preferred Stock Purchase Rights

The information relating to the preferred stock purchase rights issued pursuant to the Stockholder Protection Rights Agreement dated as of January 16, 1996 and amended on March 27, 2001 and August 1, 2001, between the Company and Registrar and Transfer Company, as Rights Agent, (the “Rights Agreement”) required by Item 202 of Regulation S-K is incorporated herein by reference to Exhibit 4 of the Company’s Registration Statement on Form 8-A filed with the SEC on January 24, 1996 (the “Registration Statement”), amended as reflected in Exhibit 4.2 to the registration statement on Form S-4 filed with the SEC on April 25, 2001 and in Exhibit 4.3 to the Company’s Form 8-A/A filed with the SEC on December 12, 2003.

The response to Item 1 of the Registration Statement is hereby further amended to add the following paragraphs at the end thereof:

In connection with the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 27, 2003, among the Company and Roslyn Bancorp, Inc., the Company and the Rights Agent entered into the Amendment to Stockholder Protection Rights Agreement dated as of June 27, 2003 (“Rights Agreement Amendment”), amending the Rights Agreement. The Rights Agreement Amendment renders the Rights Agreement inapplicable to the transactions contemplated by the Merger Agreement.

A copy of the Rights Agreement Amendment is attached hereto as Exhibit 4.4 and is incorporated herein by reference. The foregoing description of the Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement Amendment.

Item 2.	Exhibits.

4.1	Stockholder Protection Rights Agreement, dated as of January 16, 1996 between the Company and Registrar and Transfer Company, as Rights Agent(1)

4.2	Amendment to Stockholder Protection Rights Agreement dated March 27, 2001(2)

4.3	Amendment to Stockholder Protection Rights Agreement dated August 1, 2001(3)

4.4	Amendment to Stockholder Protection Rights Agreement, dated as of June 27, 2003, between the Company and Registrar and Transfer Company(4)

(1)	Exhibit is incorporated herein by reference to Exhibit 4 of the Company’s Registration Statement on Form 8-A filed with the SEC on January 24, 1996.

(2)	Exhibit is incorporated herein by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-4 filed with the SEC on April 25, 2001.

(3)	Exhibit is incorporated herein by reference to Exhibit 4.3 of Amendment No. 1 to the Company’s Registration Statement on Form 8-A filed with the SEC on December 12, 2002.

(4)	Exhibit is filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NEW YORK COMMUNITY BANCORP, INC.

Date: July 31, 2003	By:	/S/ JOSEPH R. FICALORA
	Name:	Joseph R. Ficalora
	Title:	President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit

4.1

Stockholder Protection Rights Agreement, dated January 16, 1996 between the Company and Registrar and Transfer Company, as Rights Agent (incorporated herein by reference to Exhibit 4 of the Company’s Registration Statement on Form 8-A filed with the SEC on January 24, 1996)

4.2

Amendment to Stockholder Protection Rights Agreement dated March 27, 2001 (incorporated herein by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-4 filed with the SEC on April 25, 2001)

4.3

Amendment to Stockholder Protection Rights Agreement dated August 1, 2001 (incorporated herein by reference to Exhibit 4.3 of Amendment No. 1 to the Company’s Registration Statement on Form 8-A filed with the SEC on December 12, 2002)

4.4	Amendment to Stockholder Protection Rights Agreement, dated as of June 27, 2003, between the Company and Registrar and Transfer Company.